Shire reports 7% product sales growth: anticipating double digit Non GAAP earnings growth in 2013

July 25, 2013 – Shire (LSE: SHP, NASDAQ: SHPG) announces results for the three months to June 30, 2013.

Financial Highlights	Q2 2013	Reported Growth(1)
Product sales	$1,230 million	+7%
Total revenues	$1,275 million	+6%

Non GAAP operating income	$452 million	+8%
US GAAP operating income	$342 million	+13%

Non GAAP diluted earnings per ADS	$1.79	+6%
US GAAP diluted earnings per ADS	$1.36	+10%

Non GAAP cash generation	$374 million	-28%
Non GAAP free cash flow	$241 million	-44%
US GAAP net cash provided by operating activities	$259 million	-44%

(1)           Percentages compare to equivalent 2012 period.

The Non GAAP financial measures included within this release are explained on page 24, and are reconciled to the most directly comparable financial measures prepared in accordance with US GAAP on pages 19 - 23.

GOOD PROGRESS: INCREASING GROWTH AND STRONG OPERATIONAL LEVERAGE IN Q2
•	Product sales growth increased to 7% year on year as expected
•	Non GAAP Operating Income +8% reflecting strong operating leverage in Q2 2013 and year to date
•	Non GAAP earnings per ADS +6%, held back by the timing of quarterly tax charges

EXECUTING OUR STRATEGY
•	Further enhanced organic growth and improved operating margins
•	Progression of our late stage pipeline addressing unmet needs including:
▪	Lifitegrast for dry eye disease and LDX for binge eating and major depressive disorders
▪	Continued but focused R&D investment in other development opportunities
•	Focus on growth and value-driving business development
•	Good progress integrating these divisions into a simplified ‘One Shire’ organization to create operating leverage, drive fast decisions and focus on growth-driving products.

Flemming Ornskov, M.D., Chief Executive Officer, commented:

“We are pleased with our Q2 results, have made good progress and have returned to higher growth.

We’re successfully executing our strategy, which is to grow by focusing on innovation-driven specialty products through both R&D and M&A. We've sharpened our focus on commercial excellence and we're enhancing our pipeline productivity. Our late Phase 3 projects lifitegrast and LDX for BED are progressing well and are programs in which we have increasing confidence.

Our strategy has been designed to deliver further enhanced growth. We anticipate delivering full year double digit Non GAAP earnings growth in 2013 and are confident in our ability to grow operating margins going forward.”

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

FINANCIAL SUMMARY

Second Quarter 2013 Unaudited Results

	Q2 2013			Q2 2012
	US GAAP	Adjustments	Non GAAP	US GAAP	Adjustments	Non GAAP
	$M	$M	$M	$M	$M	$M
Total revenues	1,275	-	1,275	1,208	-	1,208
Operating income	342	110	452	302	118	420
Diluted earnings per ADS	$1.36	$0.43	$1.79	$1.24	$0.44	$1.68

•
Product sales in Q2 2013 were $1,230 million, up 7% when compared against a strong set of comparatives in Q2 2012. On a Constant Exchange Rate (“CER”) basis, which is a Non GAAP measure, product sales were up 8%.

Six of our top ten products delivered double digit growth: VYVANSE® (up 13% to $300 million), ELAPRASE® (up 22% to $149 million), LIALDA®/MEZAVANT® (up 46% to $138 million), INTUNIV® (up 31% to $90 million), PENTASA® (up 15% to $74 million), and FIRAZYR® (up 56% to $50 million).

LIALDA/MEZAVANT sales in Q2 2013 were particularly strong due in part to new managed care contracts in the US. ELAPRASE sales in Q2 2013 benefited from the timing of shipments to markets with large infrequent orders.

Growth in total product sales was moderated by DERMAGRAFT® (down 57% to $22 million), ADDERALL XR® (down 16% to $112 million) and REPLAGAL® (down 7% to $114 million; down  5% on a CER basis). Q2 2013 sales for all three products compare against strong prior year comparatives that will ease over the second half of the year.

The return of competition to the Fabry market in Europe was a factor in the lower REPLAGAL product sales, as was the timing of shipments which have distorted quarter on quarter growth rates in both 2013 and 2012. However, recent positive trends in patient dynamics indicate that the impact of switches to the competitor product is diminishing and we continue to see strong growth in the number of new naïve patients starting on REPLAGAL globally. Sales of $114 million in Q2 2013 were flat against Q1 2013 and we expect similar levels in Q3 2013 with sequential growth in the final quarter of the year.

•	Total revenues were up 6% to $1,275 million (Q2 2012: $1,208 million) as the growth in product sales was partially offset, as expected, by lower royalties, particularly from ADDERALL XR.

•	On a Non GAAP basis:
Operating income was up 8% to $452 million (Q2 2012: $420 million), reflecting further operating leverage as total operating costs increased at a lower rate (up 4%) than total revenues. Research and Development expenditure was up 15% as we continue to progress a number of promising pipeline programs. The increase was moderated by lower Selling, General and Administrative expenditure (down 5%) as we focus on simplifying our business, delivering efficient growth and with that enhanced margins.

On a US GAAP basis:
Operating income was up 13% to $342 million (Q2 2012: $302 million) as the good underlying operating leverage in Q2 2013 further benefited from lower legal and litigation costs and lower impairment charges, only partially offset by higher reorganization and acquisition costs compared to the prior year.

•
Non GAAP diluted earnings per American Depository Share (“ADS”) increased 6% to $1.79 (Q2 2012: $1.68) as higher Non GAAP operating income was partially offset by a higher effective tax rate on Non GAAP income of 23% (Q2 2012: 20%).

On a US GAAP basis, diluted earnings per ADS increased 10% to $1.36 (Q2 2012: $1.24), due to higher US GAAP operating income partially offset by a higher US GAAP effective tax rate of 22% (Q2 2012: 18%).

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•
Cash generation, a Non GAAP measure, was 28% lower at $374 million (Q2 2012: $520 million) due to timing of receipts from large distributors in the US and operating expenses payments in Q2 2013 as compared to Q2 2012. In addition cash generation in Q2 2012 benefited from significant cash receipts from government-supported healthcare providers in Spain.

Free cash flow, also a Non GAAP measure, decreased by 44% to $241 million (Q2 2012: $433 million) primarily due to the lower cash generation and the effect of higher cash tax payments in Q2 2013 as compared to Q2 2012.

On a US GAAP basis, net cash provided by operating activities was down 44% to $259 million (Q2 2012: $466 million).

OUTLOOK

As we look forward to the remainder of the year, we anticipate delivering full year double digit Non GAAP earnings growth in 2013.

Based on our actual results to date and anticipated trends for the remainder of the year, we continue to expect full year product sales growth in the mid-to-high single digits. We expect the rate of product sales growth, as previously guided, to show improvement over the balance of the year as our portfolio continues to deliver growth and we benefit from an easing of comparatives in the second half.

We have narrowed our estimates for royalties and other revenues, which are now expected to be 35-40% lower than 2012.

Our Non GAAP gross margin is expected to remain at a similar level to 2012.

We continue to invest behind our promising pipeline and to progress our late stage clinical trials. Non GAAP R&D in 2013 is now expected to grow in the low double digits as compared to the full year 2012.

Whilst we expect to see a higher level of Non GAAP SG&A in the second half compared to the first half of 2013 as we increase commercial investment behind VYVANSE, we now anticipate Non GAAP SG&A for the full year to be 2-4% lower than 2012.

We now expect combined Non GAAP R&D and SG&A to be only marginally higher than in 2012, supporting operating leverage for the full year.

Our core effective tax rate on Non GAAP income is anticipated to remain in the range of 18-20%.

As we look forward to the remainder of the year, we anticipate delivering full year double digit Non GAAP earnings growth in 2013.

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SECOND QUARTER 2013 AND RECENT PIPELINE DEVELOPMENTS

Pipeline

INTUNIV – for the treatment of Attention Deficit Hyperactivity Disorder (“ADHD”) in Canada

•
On July 5, 2013 Shire received approval from Health Canada for INTUNIV XRTM (guanfacine hydrochloride extended-release tablets) as monotherapy for the treatment of ADHD in children aged 6 to 12 years and as adjunctive therapy to psychostimulants for the treatment of ADHD in children, aged 6 to 12 years, with a sub-optimal response to psychostimulants. The targeted launch date is November 2013.

SPD602 – for the treatment of transfusion-dependent iron overload

•
In June 2013 data from an on-going phase 2 study was presented at the 18th Congress of the European Hematology Association.  Seventy-two-week data  in patients with hereditary anemias indicate that the safety, tolerability and efficacy profile of SPD602 supports its continued development. Full data from the ongoing phase 2 proof-of-concept program will be available mid-2014.

SPD557 – for the treatment of refractory gastroesophageal reflux disease (“rGERD”)

•	This program has been discontinued following review of headline data from the proof-of-concept study which did not support continued development.

SPD554 (selective α2A agonist) – for the treatment of various central nervous system disorders

•	This program has been discontinued as part of ongoing portfolio prioritization assessments.

OTHER DEVELOPMENTS

Legal Proceedings

LIALDA patent litigation

•
On May 9, 2013 Shire announced that it had prevailed in its litigation against Watson Pharmaceuticals Inc., Watson Laboratories, Inc.-Florida, Watson Pharma, Inc. and Watson Laboratories, Inc. (collectively “Watson”, now “Actavis”) in connection with their ANDA for a generic version of Shire’s LIALDA. Following a bench trial, the US Court for the Southern District of Florida upheld the validity of US Patent No. 6,773,720 and ruled that the proposed generic product infringes that patent. Actavis has appealed this ruling to the Court of Appeals of the Federal Circuit.

Share Buy-Back Program

•
In Q4 2012 Shire commenced a share buy-back program, for the purpose of returning funds to shareholders, of up to $500 million, through both direct purchases of Ordinary Shares and through the purchase of Ordinary Shares underlying American Depositary Receipts. As of July 24, 2013 Shire had made on-market repurchases totaling 9,567,253 Ordinary Shares at a cost of $289.9 million (excluding transaction costs).

DIVIDEND

In respect of the six months ended June 30, 2013 the Board resolved to pay an interim dividend of 3.00 US cents per Ordinary Share (2012: 2.73 US cents per Ordinary Share).

Dividend payments will be made in Pounds Sterling to holders of Ordinary Shares and in US Dollars to holders of ADSs. A dividend of 1.95 pence per Ordinary Share (an increase of 12% compared to 2012: 1.74 pence) and 9.00 US cents per ADS (an increase of 10% compared to 2012: 8.19 US cents) will be paid on October 3, 2013 to shareholders on the register as at the close of business on September 6, 2013.

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ADDITIONAL INFORMATION

The following additional information is included in this press release:

For further information please contact:

Investor Relations
- Eric Rojas	erojas@shire.com	+1 781 482 0999
- Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894 157
Media
- Jessica Mann	jmann@shire.com	+44 1256 894 280
- Gwen Fisher	gfisher@shire.com	+1 484 595 9836
- Jessica Cotrone	jcotrone@shire.com	+1 781 482 9538

Dial in details for the live conference call for investors 14:00 BST / 09:00 EDT on July 25, 2013:

UK dial in:	0808 237 0030 or 0203 139 4830
US dial in:	1 866 928 7517 or 1 718 873 9077
International Access Numbers:	http://wpc.1726.planetstream.net/001726/FEL_Events_International_Access_List.pdf
Password/Conf ID:	35386459#
Live Webcast:	http://www.shire.com/shireplc/en/investors

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OVERVIEW OF SECOND QUARTER 2013 FINANCIAL RESULTS

1.           Product sales

For the three months to June 30, 2013 product sales increased by 7% to $1,230 million (Q2 2012: $1,148 million) and represented 97% of total revenues (Q2 2012: 95%).

		Year on year growth			US Exit Market Share(1)
Product sales	Sales $M	Sales	Non GAAP CER	US Rx(1)

VYVANSE(2)	300.3	+13%	+13%	+7%	16%
ELAPRASE	149.2	+22%	+25%	n/a(3)	n/a(3)
LIALDA/MEZAVANT	137.5	+46%	+46%	+17%	26%
REPLAGAL	114.1	-7%	-5%	n/a(4)	n/a(4)
ADDERALL XR	112.3	-16%	-16%	-11%	5%
INTUNIV	90.4	+31%	+31%	+10%	5%
VPRIV®	82.5	-	+1%	n/a(3)	n/a(3)
PENTASA	73.6	+15%	+15%	-1%	14%
FIRAZYR	49.5	+56%	+56%	n/a(3)	n/a(3)
DERMAGRAFT	22.3	-57%	-57%	n/a(3)	n/a(3)
OTHER	98.5	-9%	-8%	n/a	n/a
Total	1,230.2	+7%	+8%

(1)
Data provided by IMS Health National Prescription Audit (“IMS NPA”) relates solely to US-based prescriptions. Exit market share represents the average monthly US market share in the month ended June 30, 2013.

(2)	Lisdexamfetamine (“LDX”) currently marketed as VYVANSE in the US & Canada, VENVANSE® in Latin America and ELVANSE® in certain territories in the EU.
(3)	IMS NPA Data not available.
(4)	Not sold in the US in Q2 2013.

VYVANSE – ADHD

VYVANSE product sales showed strong growth (up 13%) in Q2 2013 compared to Q2 2012, primarily as a result of higher prescription demand (up 7%) and to a lesser extent the effect of a price increase taken since Q2 2012, the benefit of which was partially offset by higher destocking in Q2 2013 compared to Q2 2012.

ELAPRASE – Hunter syndrome

Product sales from ELAPRASE in Q2 2013 were up 22% (up 25% on a CER basis) compared to Q2 2012 primarily due to the impact of the timing of large orders to certain markets which order less frequently, in addition to underlying growth in patient numbers.

LIALDA/MEZAVANT – Ulcerative Colitis

Product sales for LIALDA/MEZAVANT in Q2 2013 were up 46%. New Managed Care contracts in the US contributed to increased prescription demand (up 17%) and stocking in Q2 2013 (compared to destocking in Q2 2012). To a lesser extent sales also benefited from the effect of a price increase taken since Q2 2012.

REPLAGAL – Fabry disease

REPLAGAL sales were down 7% (down  5% on a CER basis) as compared to Q2 2012 partly due to the return of competition to the Fabry market in Europe and the timing of shipments which have distorted quarter on quarter growth rates in both 2013 and 2012. However, recent positive trends in patient dynamics indicate that the impact of switches to the competitor product is diminishing and we continue to see strong growth in the number of new naïve patients starting on REPLAGAL globally. Sales of $114.1 million in Q2 2013 were flat against Q1 2013 and we expect similar levels in Q3 2013 with sequential growth in the final quarter of the year.

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ADDERALL XR – ADHD

ADDERALL XR product sales decreased (down 16%) in Q2 2013 primarily as a result of lower US prescription demand (down 11%) following the introduction of a new generic competitor in June 2012 and the effect of higher sales deductions as a percentage of sales in Q2 2013 compared to Q2 2012.

INTUNIV – ADHD

The strong growth in INTUNIV product sales (up 31%) in Q2 2013 was driven by both growth in US prescription demand (up 10%) and the effect of price increases taken since Q2 2012.

VPRIV – Gaucher disease

VPRIV product sales were flat (up 1% on a CER basis) in Q2 2013, reflecting the relatively strong quarterly sales seen in Q2 2012 which benefited from higher US volumes and the timing of orders to Latin America. The number of patients on therapy continues to grow.

PENTASA – Ulcerative Colitis

PENTASA product sales (up 15%) benefited from both price increases taken since Q2 2012 and the impact of moderate stocking in Q2 2013 compared to a small amount of pipeline destocking in Q2 2012.

FIRAZYR – Hereditary Angioedema

FIRAZYR product sales (up 56%) showed strong growth reflecting the continuing global growth of the product, particularly in the US market.

DERMAGRAFT – Diabetic Foot Ulcers

DERMAGRAFT product sales grew by 21% compared to Q1 2013 but were down 57% compared to Q2 2012.

2.	Royalties

			Year on year growth
Product		Royalties to Shire $M	Royalties	CER

3TC® and ZEFFIX®	1.00	11.3	+7%	+8%
FOSRENOL®	1.00	10.8	-17%	-17%
ADDERALL XR	1.00	4.9	-81%	-81%
Other	1.00	9.3	+33%	+29%
Total	1.00	36.3	-36%	-35%

Royalties from ADDERALL XR in Q2 2013 were significantly impacted by both reduced sales volume and a lower royalty rate being payable to Shire by Impax Laboratories, Inc. for its authorised generic product following the launch of a new generic product in June 2012.

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3.	Financial details

Cost of product sales

	Q2 2013	% of	Q2 2012	% of
	$M	product sales	$M	product sales
Cost of product sales (US GAAP)	175.7	14%	152.5	13%
Depreciation	(10.0)		(7.0)
Cost of product sales (Non GAAP)	165.7	13%	145.5	13%

Cost of product sales as a percentage of product sales remained broadly constant in Q2 2013 as compared to Q2 2012.

Research and Development (“R&D”)

	Q2 2013	% of product sales	Q2 2012	% of product sales
	$M		$M
R&D (US GAAP)	260.1	21%	238.6	21%
Impairment of intangible assets	(19.9)		(27.0)
Depreciation	(4.3)		(6.4)
R&D (Non GAAP)	235.9	19%	205.2	18%

Non GAAP R&D increased by $30.7 million, or 15%, due to the continued investment in our R&D pipeline, primarily on non-ADHD programs for LDX, on SPD602 for iron overload and the impact of development programs acquired through business development in 2013.

US GAAP R&D increased by $21.5 million, or 9%, a lower rate of increase than on a Non GAAP basis primarily due to lower impairment charges of IPR&D intangible assets acquired through Movetis N.V. (“Movetis”), compared to Q2 2012.

Selling, General and Administrative (“SG&A”)

	2013	% of product sales	2012	% of product sales
	$M		$M
SG&A (US GAAP)	457.6	37%	511.0	45%
Intangible asset amortization	(45.8)		(51.0)
Legal and litigation costs	(5.3)		(35.9)
Depreciation	(16.1)		(14.5)
SG&A (Non GAAP)	390.4	32%	409.6	36%

Non GAAP SG&A decreased by $19.2 million, or 5%, due to our continuing focus on simplifying our business and delivering efficient growth.

US GAAP SG&A decreased by $53.4 million, or 10%, a higher rate of decrease than on a Non GAAP basis primarily due to higher legal and litigation costs incurred in Q2 2012, as compared to Q2 2013.

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Gain on sale of product rights

For the three months to June 30, 2013 Shire recorded a gain on sale of product rights of $4.5 million (2012: $3.6 million) following re-measurement of the contingent consideration receivable from the divestment of DAYTRANA®.

Reorganization costs

For the three months to June 30, 2013 Shire recorded reorganization costs of $26.4 million (Q2 2012: $nil) primarily relating to the “One Shire” reorganization as we transition to a new operating structure. The charges in Q2 2013 primarily related to property costs arising from the decisions to not relocate to a new site in Pennsylvania and to limit the site expansion in San Diego to manufacturing facilities only.

Integration and acquisition costs

For the three months to June 30, 2013 Shire recorded integration and acquisition costs of $17.4 million primarily associated with the acquisitions of SARcode Biosciences Inc. (“SARcode”) and Lotus Tissue Repair, Inc. (“Lotus”) in addition to charges related to the change in fair value of contingent consideration. In Q2 2012 integration and acquisition costs ($7.1 million) primarily related to the acquisition of FerroKin Biosciences, Inc. (“FerroKin”) and integration of Advanced BioHealing Inc. (“ABH”).

Interest expense

For the three months to June 30, 2013 Shire incurred interest expense of $8.9 million (Q2 2012: $9.6 million). Interest expense in Q2 2013 principally relates to the coupon on Shire’s $1,100 million 2.75% convertible bonds due 2014.

Taxation

The effective rate of tax on Non GAAP income in Q2 2013 was 23% (Q2 2012: 20%), and on a US GAAP basis the effective rate of tax was 22% (Q2 2012: 18%).

The effective rate of tax in Q2 2013 on both a Non GAAP and US GAAP basis is higher than the same period in 2012 due primarily to changes in both profit mix and estimates of the amount of certain tax liabilities following the finalisation of various tax returns. In addition, on a US GAAP basis, the effective rate of tax is further increased by the impact of higher integration and acquisition costs in Q2 2013 which are not deductible for tax purposes. Our core Non GAAP tax rate guidance for 2013 remains at 18% to 20%.

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FINANCIAL INFORMATION

10

Unaudited US GAAP financial position as of June 30, 2013
Consolidated Balance Sheets
	June 30,	December 31,
	2013	2012
	$M	$M
ASSETS
Current assets:
Cash and cash equivalents	1,301.9	1,482.2
Restricted cash	17.6	17.1
Accounts receivable, net	915.2	824.2
Inventories	492.2	436.9
Deferred tax asset	212.5	229.9
Prepaid expenses and other current assets	289.1	221.8

Total current assets	3,228.5	3,212.1

Non-current assets:
Investments	33.2	38.7
Property, plant and equipment ("PP&E"), net	953.1	955.8
Goodwill	611.6	644.5
Other intangible assets, net	2,998.1	2,388.1
Deferred tax asset	44.5	46.5
Other non-current assets	33.9	31.5

Total assets	7,902.9	7,317.2

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	1,456.7	1,501.5
Convertible bonds	1,100.0	-
Other current liabilities	158.8	144.1

Total current liabilities	2,715.5	1,645.6

Non-current liabilities:
Convertible bonds	-	1,100.0
Deferred tax liability	731.4	520.8
Other non-current liabilities	624.5	241.6

Total liabilities	4,071.4	3,508.0

Equity:

Common stock of 5p par value; 1,000 million shares authorized; and 562.8 million shares issued and outstanding (2012: 1,000 million shares authorized; and 562.5 million shares issued and outstanding)	55.8	55.7
Additional paid-in capital	3,024.1	2,981.5
Treasury stock: 14.5 million shares (2012: 10.7 million)	(476.9)	(310.4)
Accumulated other comprehensive income	52.2	86.9
Retained earnings	1,176.3	995.5

Total equity	3,831.5	3,809.2

Total liabilities and equity	7,902.9	7,317.2

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Unaudited US GAAP results for the three months and six months to June 30, 2013
Consolidated Statements of Income

	3 months to	3 months to	6 months to	6 months to
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012
	$M	$M	$M	$M
Revenues:
Product sales	1,230.2	1,147.7	2,346.9	2,254.6
Royalties	36.3	56.3	74.8	112.6
Other revenues	8.0	3.8	14.7	12.4
Total revenues	1,274.5	1,207.8	2,436.4	2,379.6

Costs and expenses:
Cost of product sales	175.7	152.5	331.6	310.9
R&D(1)	260.1	238.6	484.3	458.9
SG&A(1)	457.6	511.0	896.3	1,011.0
Goodwill impairment charge	-	-	198.9	-
Gain on sale of product rights	(4.5)	(3.6)	(11.0)	(10.8)
Reorganization costs	26.4	-	43.9	-
Integration and acquisition costs	17.4	7.1	21.5	12.4
Total operating expenses	932.7	905.6	1,965.5	1,782.4

Operating income	341.8	302.2	470.9	597.2

Interest income	0.5	0.6	1.2	1.4
Interest expense	(8.9)	(9.6)	(18.0)	(19.8)
Other (expense)/income, net	(1.4)	(1.8)	(2.5)	0.1
Total other expense, net	(9.8)	(10.8)	(19.3)	(18.3)

Income before income taxes and equity in earnings/(losses) of equity method investees	332.0	291.4	451.6	578.9
Income taxes	(74.4)	(53.0)	(129.6)	(103.0)
Equity in earnings/(losses) of equity method investees, net of taxes	0.5	(0.6)	0.9	0.3
Net income	258.1	237.8	322.9	476.2

(1)
R&D includes intangible asset impairment charges of $19.9 million for the three months to June 30, 2013 (2012: $27.0 million) and $19.9 million for the six months to June 30, 2013 (2012: $27.0 million). SG&A costs include amortization and impairment charges of intangible assets relating to intellectual property rights acquired of $45.8 million for the three months to June 30, 2013 (2012: $51.0 million) and $91.7 million for the six months to June 30, 2013 (2012: $96.6 million).

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Unaudited US GAAP results for the three months and six months to June 30, 2013
Consolidated Statements of Income (continued)

	3 months to		3 months to		6 months to		6 months to
	June 30,		June 30,		June 30,		June 30,
	2013		2012		2013		2012

Earnings per Ordinary Share – basic	46.9	c	42.7	c	58.6	c	85.8	c

Earnings per ADS – basic	140.7	c	128.1	c	175.8	c	257.4	c

Earnings per Ordinary Share – diluted	45.3	c	41.3	c	57.5	c	82.8	c

Earnings per ADS – diluted	135.9	c	123.9	c	172.5	c	248.4	c

Weighted average number of shares:
	Millions		Millions		Millions		Millions

Basic	549.6		557.0		550.5		555.2
Diluted	586.0		594.9		587.5		594.8

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Unaudited US GAAP results for the three months and six months to June 30, 2013
Consolidated Statements of Cash Flows

	3 months to June 30,		6 months to June 30,
	2013	2012	2013	2012
	$M	$M	$M	$M
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	258.1	237.8	322.9	476.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	76.2	79.4	151.2	152.4
Share based compensation	19.8	21.5	36.4	43.4
Impairment of intangible assets	19.9	27.0	19.9	27.0
Goodwill impairment charge	-	-	198.9	-
Gain on sale of product rights	(4.5)	(3.6)	(11.0)	(10.8)
Other	19.0	2.7	20.9	4.3
Movement in deferred taxes	19.8	(3.3)	21.2	(24.1)

Equity in (earnings)/losses of equity method investees	(0.5)	0.6	(0.9)	(0.3)
Changes in operating assets and liabilities:
(Increase)/decrease in accounts receivable	(51.3)	87.6	(102.6)	22.4
(Decrease)/increase in sales deduction accrual	(4.4)	(26.9)	40.0	27.6
Increase in inventory	(24.8)	(42.0)	(53.9)	(67.0)
(Increase)/decrease in prepayments and other assets	(4.7)	15.0	(66.5)	32.1
(Decrease)/increase in accounts payable and other liabilities	(67.2)	65.1	(160.7)	34.7
Returns on investment from joint venture	3.2	4.9	3.2	4.9
Net cash provided by operating activities(A)	258.6	465.8	419.0	722.8

CASH FLOWS FROM INVESTING ACTIVITIES:

Movements in restricted cash	1.7	0.5	(0.5)	6.2
Purchases of subsidiary undertakings and businesses, net of cash acquired	(150.6)	(97.0)	(227.8)	(97.0)
Purchases of PP&E	(17.7)	(32.7)	(65.0)	(64.4)
Purchases of intangible assets	-	(21.5)	-	(43.5)
Proceeds received on sale of product rights	5.5	4.8	10.3	10.4
Other	3.1	0.2	3.7	8.4
Net cash used in investing activities(B)	(158.0)	(145.7)	(279.3)	(179.9)

14

Unaudited US GAAP results for the three months and six months to June 30, 2013
Consolidated Statements of Cash Flows (continued)

	3 months to June 30,		6 months to June 30,
	2013	2012	2013	2012
	$M	$M	$M	$M

CASH FLOWS FROM FINANCING ACTIVITIES:

Payments to acquire shares under the share buy-back program	(107.1)	-	(177.7)	-
Payment of dividend	(79.2)	(70.7)	(79.2)	(70.7)
Payments to acquire shares by the Employee Benefit Trust ("EBT")	(50.0)	(10.7)	(50.0)	(10.7)
Excess tax benefit associated with exercise of stock options	1.7	0.4	6.1	35.2
Contingent consideration payments	(2.8)	-	(8.8)	-
Other	(6.8)	(3.0)	(7.5)	(2.4)

Net cash used in financing activities(C)	(244.2)	(84.0)	(317.1)	(48.6)
Effect of foreign exchange rate changes on cash and cash equivalents (D)	(5.2)	(2.8)	(2.9)	(1.6)
Net (decrease)/increase in cash and cash equivalents(A) +(B) +(C) +(D)	(148.8)	233.3	(180.3)	492.7
Cash and cash equivalents at beginning of period	1,450.7	879.4	1,482.2	620.0
Cash and cash equivalents at end of period	1,301.9	1,112.7	1,301.9	1,112.7

15

Unaudited US GAAP results for the three months and six months to June 30, 2013
Selected Notes to the Financial Statements

 (1) Earnings Per Share (“EPS”)

	3 months to	3 months to	6 months to	6 months to
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012
	$M	$M	$M	$M

Numerator for basic EPS	258.1	237.8	322.9	476.2
Interest on convertible bonds, net of tax	7.5	7.8	15.1	16.2

Numerator for diluted EPS	265.6	245.6	338.0	492.4

Weighted average number of shares:
	Millions	Millions	Millions	Millions
Basic(1)	549.6	557.0	550.5	555.2
Effect of dilutive shares:
Share based awards to employees(2)	2.6	4.4	3.3	6.1
Convertible bonds 2.75% due 2014(3)	33.8	33.5	33.7	33.5

Diluted	586.0	594.9	587.5	594.8

(1)	Excludes shares purchased by the EBT and under the share buy-back program and presented by Shire as treasury stock.
(2)	Calculated using the treasury stock method.
(3)	Calculated using the “if converted” method.

The share equivalents not included in the calculation of the diluted weighted average number of shares are shown below:

	3 months to	3 months to	6 months to	6 months to
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012
	Millions	Millions	Millions	Millions
Share based awards to employees(1)	11.0	6.3	9.1	4.5

(1)
Certain stock options have been excluded from the calculation of diluted EPS because (a) their exercise prices exceeded Shire’s average share price during the calculation period or (b) the required performance conditions were not satisfied as at the balance sheet date.

16

Unaudited US GAAP results for the three months to June 30, 2013
Selected Notes to the Financial Statements

(2)  Analysis of revenues

3 months to June 30,	2013	2012	2013	2013
			%	% of total
	$M	$M	change	revenue
Net product sales:

VYVANSE	300.3	266.2	13%	24%

ELAPRASE	149.2	122.2	22%	12%

LIALDA/MEZAVANT	137.5	94.1	46%	11%

REPLAGAL	114.1	123.2	-7%	9%

ADDERALL XR	112.3	133.9	-16%	9%

INTUNIV	90.4	69.1	31%	7%

VPRIV	82.5	82.7	0%	6%

PENTASA	73.6	63.9	15%	6%

FIRAZYR	49.5	31.7	56%	4%

FOSRENOL	42.1	43.2	-3%	3%

XAGRID®	26.5	25.5	4%	2%

DERMAGRAFT	22.3	52.4	-57%	2%

Other product sales	29.9	39.6	-24%	2%

Total product sales	1,230.2	1,147.7	7%	97%

Royalties:

3TC and ZEFFIX	11.3	10.6	7%	1%

FOSRENOL	10.8	13.0	-17%	1%

ADDERALL XR	4.9	25.7	-81%	<1%

Other	9.3	7.0	33%	1%

Total royalties	36.3	56.3	-36%	3%

Other revenues	8.0	3.8	111%	<1%

Total revenues	1,274.5	1,207.8	6%	100%

17

Unaudited US GAAP results for the six months to June 30, 2013
Selected Notes to the Financial Statements

(2)  Analysis of revenues

6 months to June 30,	2013	2012	2013	2013
			%	% of total
	$M	$M	change	revenue
Net product sales:

VYVANSE	598.7	526.2	14%	24%

ELAPRASE	263.5	247.8	6%	11%

LIALDA/MEZAVANT	238.0	184.1	29%	10%

REPLAGAL	228.1	257.6	-11%	9%

ADDERALL XR	212.1	245.3	-14%	9%

INTUNIV	168.1	137.6	22%	7%

VPRIV	164.1	154.4	6%	7%

PENTASA	144.6	129.7	11%	6%

FIRAZYR	91.2	51.4	77%	4%

FOSRENOL	84.4	88.7	-5%	3%

XAGRID	49.9	48.7	2%	2%

DERMAGRAFT	40.8	101.2	-60%	2%

Other product sales	63.4	81.9	-23%	2%

Total product sales	2,346.9	2,254.6	4%	96%

Royalties:

3TC and ZEFFIX	23.8	24.2	-2%	1%

FOSRENOL	19.8	23.0	-14%	1%

ADDERALL XR	13.0	51.0	-75%	<1%

Other	18.2	14.4	26%	1%

Total royalties	74.8	112.6	-34%	3%

Other revenues	14.7	12.4	19%	1%

Total revenues	2,436.4	2,379.6	2%	100%

18

Unaudited results for the three months to June 30, 2013
Non GAAP reconciliation

3 months to June 30, 2013	US GAAP	Adjustments					Non GAAP

		(a)	(b)	(c)	(d)	(e)
	$M	$M	$M	$M	$M	$M	$M
Total revenues	1,274.5	-	-	-	-	-	1,274.5

Costs and expenses:
Cost of product sales	175.7	-	-	-	-	(10.0)	165.7
R&D	260.1	(19.9)	-	-	-	(4.3)	235.9
SG&A	457.6	(45.8)	-	-	(5.3)	(16.1)	390.4
Gain on sale of product rights	(4.5)	-	-	4.5	-	-	-
Reorganization costs	26.4	-	-	(26.4)	-	-	-
Integration and acquisition costs	17.4	-	(17.4)	-	-	-	-
Depreciation	-	-	-	-	-	30.4	30.4
Total operating expenses	932.7	(65.7)	(17.4)	(21.9)	(5.3)	-	822.4

Operating income	341.8	65.7	17.4	21.9	5.3	-	452.1

Interest income	0.5	-	-	-	-	-	0.5
Interest expense	(8.9)	-	-	-	-	-	(8.9)
Other expense, net	(1.4)	-	-	-	-	-	(1.4)
Total other expense, net	(9.8)	-	-	-	-	-	(9.8)
Income before income taxes and equity in earnings of equity method investees	332.0	65.7	17.4	21.9	5.3	-	442.3
Income taxes	(74.4)	(14.5)	(1.6)	(8.9)	(1.9)	-	(101.3)
Equity in earnings of equity method investees, net of tax	0.5	-	-	-	-	-	0.5
Net income	258.1	51.2	15.8	13.0	3.4	-	341.5
Impact of convertible debt, net of tax	7.5	-	-	-	-	-	7.5
Numerator for diluted EPS	265.6	51.2	15.8	13.0	3.4	-	349.0
Weighted average number of shares (millions) – diluted	586.0	-	-	-	-	-	586.0
Diluted earnings per ADS	135.9c	26.2c	8.2c	6.7c	1.8c	-	178.8c

The following items are included in Adjustments:
(a)
Amortization and asset impairments: Impairment of IPR&D intangible assets acquired through Movetis ($19.9 million), amortization of intangible assets relating to intellectual property rights acquired ($45.8 million), and tax effect of adjustments;

(b)
Acquisition and integration activities: Costs primarily associated with the acquisitions of SARcode and Lotus ($5.5 million), charges related to the change in fair value of deferred contingent consideration ($11.9 million), and tax effect of adjustments;

(c)
Divestments, reorganizations and discontinued operations: Re-measurement of DAYTRANA contingent consideration to fair value ($4.5 million), costs relating to the collective dismissal and closure of Shire’s facility at Turnhout, Belgium and the “One Shire” reorganization announced at Q1 2013 ($26.4 million), and tax effect of adjustments;

(d)	Legal and litigation costs: Costs related to litigation, government investigations, other disputes and external legal costs ($5.3 million), and tax effect of adjustments; and
(e)	Depreciation reclassification: Depreciation of $30.4 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

19

Unaudited results for the three months to June 30, 2012
Non GAAP reconciliation

3 months to June 30, 2012	US GAAP	Adjustments					Non GAAP

		(a)	(b)	(c)	(d)	(e)
	$M	$M	$M	$M	$M	$M	$M
Total revenues	1,207.8	-	-	-	-	-	1,207.8

Costs and expenses:
Cost of product sales	152.5	-	-	-	-	(7.0)	145.5
R&D	238.6	(27.0)	-	-	-	(6.4)	205.2
SG&A	511.0	(51.0)	-	-	(35.9)	(14.5)	409.6
Gain on sale of product rights	(3.6)	-	-	3.6	-	-	-
Integration and acquisition costs	7.1	-	(7.1)	-	-	-	-
Depreciation	-	-	-	-	-	27.9	27.9
Total operating expenses	905.6	(78.0)	(7.1)	3.6	(35.9)	-	788.2

Operating income	302.2	78.0	7.1	(3.6)	35.9	-	419.6

Interest income	0.6	-	-	-	-	-	0.6
Interest expense	(9.6)	-	-	-	-	-	(9.6)
Other expense, net	(1.8)	-	-	-	-	-	(1.8)
Total other expense, net	(10.8)	-	-	-	-	-	(10.8)
Income before income taxes and equity in earnings of equity method investees	291.4	78.0	7.1	(3.6)	35.9	-	408.8
Income taxes	(53.0)	(14.5)	(2.4)	-	(13.0)	-	(82.9)
Equity in losses of equity method investees, net of tax	(0.6)	-	-	-	-	-	(0.6)
Net income	237.8	63.5	4.7	(3.6)	22.9	-	325.3
Impact of convertible debt, net of tax	7.8	-	-	-	-	-	7.8
Numerator for diluted EPS	245.6	63.5	4.7	(3.6)	22.9	-	333.1
Weighted average number of shares (millions) – diluted	594.9	-	-	-	-	-	594.9
Diluted earnings per ADS	123.9c	32.1c	2.4c	(1.8c)	11.4c	-	168.0c

The following items are included in Adjustments:
(a)
Amortization and asset impairments: Impairment of IPR&D intangible assets acquired through Movetis ($27.0 million), amortization of intangible assets relating to intellectual property rights acquired ($51.0 million), and tax effect of adjustments;

(b)
Acquisition and integration activities: Costs associated with the acquisition of FerroKin and the integration of ABH ($5.0 million), charges related to the change in fair value of deferred contingent consideration ($2.1 million), and tax effect of adjustments;

(c)	Divestments, reorganizations and discontinued operations: Re-measurement of DAYTRANA contingent consideration to fair value ($3.6 million);
(d)	Legal and litigation costs: Costs related to the settlement of litigation and external legal costs ($35.9 million), and tax effect of adjustments; and
(e)	Depreciation reclassification: Depreciation of $27.9 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

20

Unaudited results for the six months to June 30, 2013
Non GAAP reconciliation

6 months to June 30, 2013	US GAAP	Adjustments					Non GAAP

		(a)	(b)	(c)	(d)	(e)
	$M	$M	$M	$M	$M	$M	$M
Total revenues	2,436.4	-	-	-	-	-	2,436.4

Costs and expenses:
Cost of product sales	331.6	-	-	-	-	(17.8)	313.8
R&D	484.3	(19.9)	-	-	-	(8.9)	455.5
SG&A	896.3	(91.7)	-	-	(9.5)	(32.8)	762.3
Goodwill impairment charge	198.9	(198.9)	-	-	-	-	-
Gain on sale of product rights	(11.0)	-	-	11.0	-	-	-
Reorganization costs	43.9	-	-	(43.9)	-	-	-
Integration and acquisition costs	21.5	-	(21.5)	-	-	-	-
Depreciation	-	-	-	-	-	59.5	59.5
Total operating expenses	1,965.5	(310.5)	(21.5)	(32.9)	(9.5)	-	1,591.1

Operating income	470.9	310.5	21.5	32.9	9.5	-	845.3

Interest income	1.2	-	-	-	-	-	1.2
Interest expense	(18.0)	-	-	-	-	-	(18.0)
Other expense, net	(2.5)	-	-	-	-	-	(2.5)
Total other expense, net	(19.3)	-	-	-	-	-	(19.3)
Income before income taxes and equity in earnings of equity method investees	451.6	310.5	21.5	32.9	9.5	-	826.0
Income taxes	(129.6)	(29.1)	(2.1)	(8.9)	(3.4)	-	(173.1)
Equity in earnings of equity method investees, net of tax	0.9	-	-	-	-	-	0.9
Net income	322.9	281.4	19.4	24.0	6.1	-	653.8
Impact of convertible debt, net of tax	15.1	-	-	-	-	-	15.1
Numerator for diluted EPS	338.0	281.4	19.4	24.0	6.1	-	668.9
Weighted average number of shares (millions) – diluted	587.5	-	-	-	-	-	587.5
Diluted earnings per ADS	172.5c	143.8c	10.0c	12.3c	3.1c	-	341.7c

The following items are included in Adjustments:
(a)
Amortization and asset impairments: Impairment of IPR&D intangible assets acquired with Movetis ($19.9 million), impairment of goodwill relating to Shire’s Regenerative Medicine Business ($198.9 million), amortization of intangible assets relating to intellectual property rights acquired ($91.7 million), and tax effect of adjustments;

(b)
Acquisitions and integration activities: Costs primarily associated with the acquisitions of SARcode and Lotus ($7.8 million), charges related to the change in fair value of deferred contingent consideration ($13.7 million), and tax effect of adjustments;

(c)
Divestments, reorganizations and discontinued operations: Re-measurement of DAYTRANA contingent consideration to fair value ($11.0 million), costs relating to the collective dismissal and closure of Shire’s facility at Turnhout, Belgium and the “One Shire” reorganization announced at Q1 2013 ($43.9 million), and tax effect of adjustments;

(d)	Legal and litigation costs: Costs related to litigation, government investigations, other disputes and external legal costs ($9.5 million), and tax effect of adjustments; and
(e)	Depreciation reclassification: Depreciation of $59.5 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

21

Unaudited results for the six months to June 30, 2012
Non GAAP reconciliation

6 months to June 30, 2012	US GAAP	Adjustments					Non GAAP

		(a)	(b)	(c)	(d)	(e)
	$M	$M	$M	$M	$M	$M	$M
Total revenues	2,379.6	-	-	-	-	-	2,379.6

Costs and expenses:
Cost of product sales	310.9	-	-	-	-	(14.2)	296.7
R&D	458.9	(27.0)	(23.0)	-	-	(12.8)	396.1
SG&A	1,011.0	(96.6)	-	-	(35.9)	(28.1)	850.4
Gain on sale of product rights	(10.8)	-	-	10.8	-	-	-
Integration and acquisition costs	12.4	-	(12.4)	-	-	-	-
Depreciation	-				-	55.1	55.1
Total operating expenses	1,782.4	(123.6)	(35.4)	10.8	(35.9)	-	1,598.3

Operating income	597.2	123.6	35.4	(10.8)	35.9	-	781.3

Interest income	1.4	-	-	-	-	-	1.4
Interest expense	(19.8)	-	-	-	-	-	(19.8)
Other income, net	0.1	-	-	-	-	-	0.1
Total other expense, net	(18.3)	-	-	-	-	-	(18.3)
Income before income taxes and equity in earnings of equity method investees	578.9	123.6	35.4	(10.8)	35.9	-	763.0
Income taxes	(103.0)	(27.7)	(9.0)	-	(13.0)	-	(152.7)
Equity in earnings of equity method investees, net of tax	0.3	-	-	-	-	-	0.3
Net income	476.2	95.9	26.4	(10.8)	22.9	-	610.6
Impact of convertible debt, net of tax	16.2	-	-	-	-	-	16.2
Numerator for diluted EPS	492.4	95.9	26.4	(10.8)	22.9	-	626.8
Weighted average number of shares (millions) – diluted	594.8	-	-	-	-	-	594.8
Diluted earnings per ADS	248.4c	48.3c	13.2c	(5.4c)	11.7c	-	316.2c

The following items are included in Adjustments:
(a)
Amortization and asset impairments: Impairment of IPR&D intangible assets acquired through Movetis ($27.0 million), amortization of intangible assets relating to intellectual property rights acquired ($96.6 million), and tax effect of adjustments;

(b)
Acquisitions and integration activities: Up-front payments made to Sangamo Biosciences Inc. and for the acquisition of the US rights to prucalopride (marketed in certain countries in Europe as RESOLOR) ($23.0 million), costs associated with acquisition of FerroKin and the integration of ABH ($10.3 million), charges related to the change in fair value of deferred contingent consideration ($2.1 million), and tax effect of adjustments;

(c)	Divestments, reorganizations and discontinued operations: Re-measurement of DAYTRANA contingent consideration to fair value ($10.8 million);
(d)	Legal and litigation costs: Costs related to the settlement of litigation and external legal costs ($35.9 million), and tax effect of adjustments; and
(e)	Depreciation reclassification: Depreciation of $55.1 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

22

Unaudited results for the three months and six months to June 30, 2013
Non GAAP reconciliation

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP cash generation:

	3 months to June 30,		6 months to June 30,
	2013	2012	2013	2012
	$M	$M	$M	$M
Net cash provided by operating activities	258.6	465.8	419.0	722.8
Tax and interest payments, net	115.4	54.4	212.5	84.2
Up-front payments in respect of in-licensed and acquired products	-	-	-	23.0
Non GAAP cash generation	374.0	520.2	631.5	830.0

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP free cash flow:

	3 months to June 30,		6 months to June 30,
	2013	2012	2013	2012
	$M	$M	$M	$M
Net cash provided by operating activities	258.6	465.8	419.0	722.8
Up-front payments in respect of in-licensed and acquired products	-	-	-	23.0
Capital expenditure	(17.7)	(32.7)	(65.0)	(64.4)
Non GAAP free cash flow	240.9	433.1	354.0	681.4

Non GAAP net cash comprises:

	June 30,	December 31,
	2013	2012
	$M	$M
Cash and cash equivalents	1,301.9	1,482.2

Convertible bonds	(1,100.0)	(1,100.0)
Other debt	(8.9)	(9.3)
Non GAAP net cash	193.0	372.9

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We provide treatments in Neuroscience, Rare Diseases, Gastrointestinal, Internal Medicine and Regenerative Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas.

www.shire.com

23

FORWARD - LOOKING STATEMENTS - "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included in this announcement that are not historical facts are forward-looking statements. Forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, that:

•	Shire’s products may not be a commercial success;

•	revenues from ADDERALL XR are subject to generic erosion;

•	the failure to obtain and maintain reimbursement, or an adequate level of reimbursement, by third-party payors in a timely manner for Shire's products may impact future revenues and earnings;

•
Shire relies on a single source for manufacture of certain of its products and a disruption to the supply chain for those products may result in Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis;

•
Shire uses third party manufacturers to manufacture many of its products and is reliant upon third party contractors for certain goods and services, and any inability of these third party manufacturers to manufacture products, or any failure of these third party contractors to provide these goods and services, in each case in accordance with its respective contractual obligations, could adversely affect Shire’s ability to manage its manufacturing processes or to operate its business;

•
the development, approval and manufacturing of Shire’s products is subject to extensive oversight by various regulatory agencies and regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

•
the actions of certain customers could affect Shire's ability to sell or market products profitably and fluctuations in buying or distribution patterns by such customers could adversely impact Shire’s revenues, financial conditions or results of operations;

•
investigations or enforcement action by regulatory authorities or law enforcement agencies relating to Shire’s activities in the highly regulated markets in which it operates may result in the distraction of senior management, significant legal costs and the payment of substantial compensation or fines;

•
adverse outcomes in legal matters and other disputes, including Shire’s ability to obtain, maintain, enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on Shire’s revenues, financial condition or results of operations;

and other risks and uncertainties detailed from time to time in Shire’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.

NON GAAP MEASURES

This press release contains financial measures not prepared in accordance with US GAAP. These measures are referred to as “Non GAAP” measures and include: Non GAAP operating income; Non GAAP net income; Non GAAP diluted earnings per ADS; effective tax rate on Non GAAP income before income taxes and earnings/(losses) of equity method investees (“effective tax rate on Non GAAP income”); Non GAAP cost of product sales; Non GAAP research and development; Non GAAP selling, general and administrative; Non GAAP other income/expense; Non GAAP cash generation; Non GAAP free cash flow and Non GAAP net cash/(debt). These Non GAAP measures exclude the effect of certain cash and non-cash items, that Shire's management believes are not related to the core performance of Shire’s business.

24

These Non GAAP financial measures are used by Shire’s management to make operating decisions because they facilitate internal comparisons of Shire’s performance to historical results and to competitors’ results. Shire’s Remuneration Committee uses certain key Non GAAP measures when assessing the performance and compensation of employees, including Shire’s executive directors.
The Non GAAP measures are presented in this press release as Shire’s management believe that they will provide investors with a means of evaluating, and an understanding of how Shire’s management evaluates, Shire’s performance and results on a comparable basis that is not otherwise apparent on a US GAAP basis, since many non-recurring, infrequent or non-cash items that Shire’s management believe are not indicative of the core performance of the business may not be excluded when preparing financial measures under US GAAP.

These Non GAAP measures should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with US GAAP.

Where applicable the following items, including their tax effect, have been excluded when calculating Non GAAP earnings for both 2013 and 2012, and from our Outlook:

Amortization and asset impairments:
•	Intangible asset amortization and impairment charges; and
•	Other than temporary impairment of investments.

Acquisitions and integration activities:
•	Up-front payments and milestones in respect of in-licensed and acquired products;
•	Costs associated with acquisitions, including transaction costs, fair value adjustments on contingent consideration and acquired inventory;
•	Costs associated with the integration of companies; and
•	Noncontrolling interests in consolidated variable interest entities.

Divestments, reorganizations and discontinued operations:
•	Gains and losses on the sale of non-core assets;
•	Costs associated with restructuring and reorganization activities;
•	Termination costs; and
•	Income/(losses) from discontinued operations.

Legal and litigation costs:
•	Net legal costs related to the settlement of litigation, government investigations and other disputes (excluding internal legal team costs).

Depreciation, which is included in Cost of product sales, R&D and SG&A costs in our US GAAP results, has been separately disclosed for the presentation of 2013 and 2012 Non GAAP earnings.

Cash generation represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, tax and interest payments.

Free cash flow represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, but including capital expenditure in the ordinary course of business.

A reconciliation of Non GAAP financial measures to the most directly comparable measure under US GAAP is presented on pages 19 to 23.

Growth at CER, which is a Non GAAP measure, is computed by restating 2013 results using average 2012 foreign exchange rates for the relevant period.

Average exchange rates for the six months to June 30, 2013 were $1.55:£1.00 and $1.31:€1.00 (2012: $1.58:£1.00 and $1.31:€1.00). Average exchange rates for Q2 2013 were $1.53:£1.00 and $1.30:€1.00 (2012: $1.59:£1.00 and $1.30:€1.00).

TRADE MARKS

All trade marks designated ® and ™ used in this press release are trade marks of Shire plc or companies within the Shire group except for 3TC® and ZEFFIX® which are trade marks of GlaxoSmithKline, PENTASA® which is a registered trade mark of FERRING B.V., LIALDA® and MEZAVANT® which are trade marks of Nogra Pharma Limited, and DAYTRANA® which is a trade mark of Noven Therapeutics, LLC. Certain trade marks of Shire plc or companies within the Shire group are set out in Shire’s Annual Report on Form 10-K for the year ended December 31, 2012 and the Quarterly Report on Form 10-Q for the three months ended March 31, 2013.

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